UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

Autodesk, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14338	94-2819853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 McInnis Parkway San Rafael, California		94903
(Address of Principal Executive Offices)		(Zip Code)

(415) 507-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2018, Autodesk, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Araujo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), PlanGrid, Inc., a Delaware corporation (“PlanGrid”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the securityholders’ agent. Upon the terms and subject to conditions set forth in the Merger Agreement, the Company will acquire PlanGrid for a total purchase price of $875 million, net of cash, subject to customary adjustments, through the merger of Merger Sub with and into PlanGrid, with PlanGrid continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock and preferred stock of PlanGrid issued and outstanding immediately prior to the effective time will be converted into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, without interest, and will automatically be cancelled and retired and will cease to exist. In addition, each option to purchase shares of common stock of PlanGrid that is vested, outstanding and unexercised immediately prior to the effective time and each restricted stock unit settleable for shares of common stock of PlanGrid that is vested, outstanding and unsettled immediately prior to the effective time will, as of the effective time, be converted into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, and will automatically be cancelled and retired and will cease to exist. Each option to purchase shares of common stock of PlanGrid and each restricted stock unit settleable for shares of common stock of PlanGrid that is held by a continuing service provider and is unvested, outstanding and unexercised or unsettled immediately prior to the effective time will be assumed by the Company and become an option to purchase, or a restricted stock unit settleable for, shares of common stock of the Company.

The Merger Agreement contains representations, warranties and covenants by the parties, conditions in favor of the parties and indemnification rights in favor of the Company that are customary for a transaction of this nature.

Consummation of the Merger is subject to various customary conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement also contains certain termination rights, including, among other things, the right of either party to terminate the Merger Agreement if the Merger has not occurred by July 19, 2019.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement has been included to provide investors with information regarding its terms and is qualified in its entirety by reference to the full text of the Merger Agreement. It is not intended to provide any other factual information about the Company or PlanGrid. The Merger Agreement contains representations and warranties by certain of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were the product of negotiations among the parties and made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, PlanGrid or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forward-Looking Statements

This Current Report, including Exhibits 99.1 and 99.2, includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, the acquisition of PlanGrid, the effects of the Merger and the financing of the transaction. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report, including Exhibits 99.1 and 99.2 due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to realize the anticipated benefits of the acquisition, (ii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition, (iii) loss of key employees or customers following the acquisition, (iv) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of PlanGrid with the Company, (v) inability to accurately forecast the performance of PlanGrid resulting in unforeseen adverse effects on the Company’s operating results, (vi) failure to satisfy the conditions to the completion of the acquisition on the anticipated schedule, or at all, and (vii) synergies between PlanGrid and the Company being estimated and may be materially different from actual results.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions or circumstances on which any such statement is based.

Item 7.01.	Regulation FD Disclosures.

On November 20, 2018, the Company issued a press release announcing the Merger and disseminated an investor presentation to be used in connection with a conference call to discuss the proposed Merger. The press release and the investor presentation are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information in this Item 7.01 of the Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K and regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 20, 2018, by and among Autodesk, Inc., Araujo Acquisition Corp., PlanGrid, Inc. and Shareholder Representative Services LLC.

99.1	Press Release issued on November 20, 2018

99.2	Investor Presentation dated November 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUTODESK, INC.

By:	/s/ R. Scott Herren
R. Scott Herren Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 20, 2018